Exhibit 4.126
NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
This NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of July 10, 2023 (this “Amendment”), is entered into by and among CAC Warehouse Funding LLC V, a Delaware limited liability company, as borrower (the “Borrower”), Credit Acceptance Corporation, a Michigan corporation (“Credit Acceptance”), as originator (the “Originator”), servicer (the “Servicer”) and custodian (the “Custodian”), and Fifth Third Bank, National Association, a national banking association, as lender (the “Lender”), deal agent (the “Deal Agent”) and collateral agent (the “Collateral Agent”).
Reference is hereby made to the Loan and Security Agreement, dated as of September 15, 2014 (as amended by the First Amendment thereto, dated as of June 11, 2015, the Second Amendment thereto, dated as of August 18, 2016, the Third Amendment thereto, dated as of August 15, 2018, the Fourth Amendment thereto, dated as of July 16, 2019, the Fifth Amendment thereto, dated as of December 16, 2020, the Sixth Amendment thereto, dated as of March 22, 2021, the Seventh Amendment thereto, dated as of July 28, 2022, and the Eighth Amendment thereto, dated as of December 27, 2022, the “Agreement”), among the Borrower, Credit Acceptance, the Lender, the Deal Agent, the Collateral Agent and Systems & Services Technologies, Inc., a Delaware corporation, as backup servicer (the “Backup Servicer”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.
W I T N E S S E T H :
WHEREAS, the Borrower, Credit Acceptance, the Lender, the Deal Agent, the Collateral Agent and the Backup Servicer have previously entered into and are currently party to the Agreement; and
WHEREAS, the Borrower, Credit Acceptance, the Lender, the Deal Agent and the Collateral Agent wish to amend the Agreement pursuant to Section 14.1 thereof in certain respects as provided herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
SECTION 1.Amendments. Subject to the conditions to effectiveness set forth in Section 2 below, the Agreement is hereby amended by deleting clause (q) of the definition of “Eligible Purchased Loans” appearing in Section 1.1(b) of the Agreement and replacing it with the following:
(q)    [reserved];
SECTION 2.Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the conditions precedent that the Deal Agent shall have received executed counterparts of this Amendment from each party hereto.
SECTION 3.Representations of the Borrower and Credit Acceptance. Each of the Borrower and Credit Acceptance hereby represents and warrants to the other parties hereto that as of the date hereof each of the representations and warranties contained in Article IV of the Agreement and in any other Transaction Document to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, and then that they are true and correct as of such earlier date) and that no Termination Event has occurred and is continuing as of the date hereof and after giving effect to this Amendment.
SECTION 4.Agreement in Full Force and Effect. Except as expressly set forth herein, all terms and conditions of the Agreement shall remain in full force and effect. Reference to this specific Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
SECTION 5.Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which so executed shall be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 6.Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
SECTION 7.Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.
CAC WAREHOUSE FUNDING LLC V

By:    /s/ Douglas W. Busk
Name:    Douglas W. Busk
Title:    Chief Treasury Officer
CREDIT ACCEPTANCE CORPORATION

By:    /s/ Douglas W. Busk
Name:    Douglas W. Busk
Title:    Chief Treasury Officer
FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender, Deal Agent and Collateral Agent

By:    /s/ Steven J. Ellis
Name:    Steven J. Ellis
Title:    Senior Vice President

[Ninth Amendment to Loan and Security Agreement]

CONSENTED TO BY:

SYSTEMS & SERVICES TECHNOLOGIES, INC., as Backup Servicer

By:    /s/ Elizabeth (Cece) Lan Pan
Name:    Elizabeth (Cece) Lan Pan
Title:    President

[Ninth Amendment to Loan and Security Agreement]

CONSENTED TO BY:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Hedge Counterparty

By:    /s/ Steven J. Ellis
Name:    Steven J. Ellis
Title:    Senior Vice President

[Ninth Amendment to Loan and Security Agreement]